Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of People’s Community Capital Corporation (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending June 30, 2003 as filed with the Securities and Exchange
        Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tommy B. Wessinger
Tommy B. Wessinger
Chief Executive Officer
August 11, 2003

/s/ Jean H. Covington
Jean H. Covington
Chief Financial Officer
August 11, 2003